Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2022, relating to the consolidated financial statements of Doma Holdings, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Doma Holdings, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Miami, Florida
August 30, 2022